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                                                                       EXHIBIT 5


                                April 22, 1998


NOVA Corporation
One Concourse Parkway
Suite 300
Atlanta, Georgia 30328

     Re:  NOVA Corporation
          Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel to NOVA Corporation, a Georgia corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, up to 1,495,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), including the preparation of a Registration Statement on Form S-1 (the "Abbreviated Registration Statement") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and the filing thereof with the Securities and Exchange Commission (the "Commission"). Of the Shares being offered, up to 195,000 Shares are subject to an over-allotment option (the "Over-Allotment Option") granted by the Selling Shareholders to the several Underwriters and Managers named in the Registration Statement on Form S-1 (Registration No. 333-45997) (the "Initial Registration Statement"). The Shares are to be purchased by certain Underwriters and Managers and offered for sale to the public, together with the shares of the Company's Common Stock registered pursuant to the Initial Registration Statement, pursuant to the terms of the Underwriting Agreements (as hereinafter defined) the forms of which were filed as exhibits to the Initial Registration Statement. All of the Shares are to be sold by the Selling Shareholders named in the Underwriting Agreements.

     The opinions hereinafter set forth are given to the Company pursuant to
Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matters set forth in numbered paragraph
(1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinions, including without limitation, the Articles of Incorporation of the Company; the Bylaws of the Company; the U.S. underwriting agreement and the international underwriting agreement between the Company and the U.S. Underwriters and Managers named therein (collectively, the "Underwriting Agreements"); and resolutions duly adopted by the Board of Directors of the Company, authorizing and approving the preparation and filing of the Registration Statement. In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and certificates of public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Georgia that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the offering of the Shares. The Opinion hereinafter set forth are based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     Based upon and subject to the foregoing, we are of the Opinion that:

     (1) the Shares are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                    Very truly yours,
                                    LONG ALDRIDGE & NORMAN LLP



                                    By: /s/ David M. Calhoun
                                        ----------------------
                                          David M. Calhoun